EXHIBIT 99
THE DELAWARE COUNTY BANK &
TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
Lewis Center, Ohio
FINANCIAL STATEMENTS
December 31, 2009 and 2008

Report of Independent Registered Public Accounting Firm
Administrative Committee
The Delaware County Bank & Trust Company
Employee 401(k) Retirement Plan
Lewis Center, Ohio
We have audited the accompanying statement of net assets available for benefits of The Delaware County Bank & Trust Company Employee 401(k) Retirement Plan as of December 31, 2009, and the related statement of changes in net assets available for benefits for the year ended December 31, 2009. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Plan as of December 31, 2008 were audited by other auditors whose report dated June 23, 2009 expressed an unqualified opinion on those statements.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audit included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of The Delaware County Bank & Trust Company Employee 401(k) Retirement Plan as of December 31, 2009,and the changes in its net assets available for benefits for the year ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.
Our audit was performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets (held at end of year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.
/s/ Clark, Schaefer, Hackett & Co.
Columbus, Ohio
June 28, 2010

THE DELAWARE COUNTY BANK & TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
December 31, 2009 and 2008

	2009	2008

ASSETS
Investments at fair value (Note 4)	$4,475,769	$3,595,765

Receivables:
Accrued income	1,240	3,721
Company contributions	6,220	6,183
Employee contributions	16,072	17,282

Total receivables	23,532	27,186

Net assets available for benefits	$4,499,301	$3,622,951

See accompanying notes to financial statements.

THE DELAWARE COUNTY BANK & TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
Year Ended December 31, 2009

2009
ADDITIONS
Additions to net assets attributed to:
Investment income
Net appreciation of fair value	436,383
Interest and dividend income	56,039

Total investment income	492,422

Contributions:
Rollover contribution	44,408
Employee	409,696
Company	148,309

Total contributions	602,413

Total additions	1,094,835

DEDUCTIONS
Deductions from net assets attributed to:
Benefits paid directly to participants	(215,630)
Administrative fees	(2,855)

Total deductions	(218,485)

Increase in net assets available for benefits	876,350

Net assets available for benefits
Beginning of year	3,622,951

End of year	$4,499,301

See accompanying notes to financial statements.

THE DELAWARE COUNTY BANK & TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2009 and 2008
NOTE 1 — DESCRIPTION OF PLAN
The following description of The Delaware County Bank & and Trust Company Employee 401(k) Retirement Plan (the “Plan”) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan’s provisions.
GENERAL: The Plan is a defined contribution plan covering all eligible employees of The Delaware County Bank & Trust Company, and its affiliates, DCB Insurance Services, LLC and DCB Title Services, LLC (collectively the “Company”). All employees who are at least 20 years of age and complete 6 months of service are eligible to be in the Plan. Each employee may enter the plan on the first day of the plan quarter following completion of the eligibility requirements. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.
CONTRIBUTIONS: Participants may make salary deferral contributions at their discretion up to and in accordance with applicable sections of the Internal Revenue Code. Participants direct the investment of their contributions into various investment options offered by the Plan. The Company matches the participants’ contributions up to a maximum of 6% of their annual compensation. In addition, the Board of Directors can provide for an additional Company contribution on a discretionary basis. In 2009, there was no additional discretionary contribution. Participants who reach age 50 may elect to make catch-up contributions.
PARTICIPANT ACCOUNTS: Each participant’s account is credited with the participant’s own contributions, the Company’s contributions and Plan earnings and losses. Allocations of the Company contributions are based on participant compensation and 401(k) contributions. Earnings and losses are allocated based on account balances. The benefit to which a participant is entitled is the benefit that can be provided from the participant’s account.
RETIREMENT, DEATH AND DISABILITY: A participant is entitled to 100% of his or her account balance upon retirement, death, or disability.
VESTING: Participants are immediately vested in their salary deferral contribution and any earnings or losses thereon. Participants vest in Company contributions and earnings or losses thereon as follows:

YEARS OF SERVICE	VESTING PERCENTAGE
Less than 1	0%
More than 1 but less than 2	33%
More than 2 but less than 3	66%
3 or more	100%
(Continued)

THE DELAWARE COUNTY BANK & TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2009 and 2008
FORFEITURES: Forfeitures of terminated participants’ nonvested account balances are used to restore participant accounts, reduce employer contributions or pay plan expenses. As of December 31, 2009, there was $8,103 of forfeitures available.
PAYMENT OF BENEFITS: Upon termination of service with the Company, retirement, death or disability, a participant will receive a lump-sum amount equal to the value of his or her vested account if the balance is under $1,000. If the participant’s balance is over $1,000 they may keep their account open or elect lump-sum or partial payment options.
LOAN PROVISIONS: Participants may borrow 50% of their vested account balance up to a maximum of $50,000 minus any loan amounts repaid in the last 12 months. The minimum loan request is $1,000 and interest is payable at the then prevailing prime interest rate plus 1 percent.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
BASIS OF ACCOUNTING: The financial statements of the Plan are prepared under the accrual method of accounting.
INVESTMENT VALUATION AND INCOME RECOGNITION: The Plan’s investments are stated at fair value as estimated by the Plan’s trustee. If available, quoted market prices are used to value investments in mutual funds. DCB Financial Corp. common stock units are held in a unitized fund and are comprised of cash and common stock in DCB Financial Corp. The underlying common stock is valued at the closing price of the common stock reported on the NASDAQ Stock Market LLC.
The value of the Corporation’s common stock is based on the last known transaction prior to the date of each statement of net assets available for benefits. Stock price reflects inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.
Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.
ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures, and actual results may differ from these estimates. A significant change may occur in the near term for the estimates of investment valuation.
PAYMENT OF BENEFITS: Benefits are recorded when paid.
(Continued)

THE DELAWARE COUNTY BANK & TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2009 and 2008
NOTE 3 — PLAN TERMINATION
Although it has not expressed any intent to do so, the Company has the right under the provisions of the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants would become 100% vested in their Company contributions.
NOTE 4 — INVESTMENTS
FAIR VALUE MEASUREMENTS
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy has been established which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.
The three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2
Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities
Following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis, as well as the general classification of such instruments pursuant to the valuation hierarchy.
Securities
Mutual Funds — These investments are valued using quoted prices in an active market and classified within level 1 of the valuation hierarchy.
DCB Financial Corp. common stock — DCB Financial Corp. common stock units are held in a unitized fund and are comprised of cash and common stock in DCB Financial Corp. The underlying common stock is valued at the closing price of the common stock reported on the NASDAQ Stock Market LLC under the symbol “DCBF” and is classified within level 1 of the valuation hierarchy.
Participant Loans — Loans to plan participants are valued at cost plus accrued interest, which approximates fair value and are classified within level 3 of the valuation hierarchy.

THE DELAWARE COUNTY BANK & TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2009 and 2008
The following table presents the fair value measurements of assets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall:
Assets at Fair Value as of December 31, 2009

	Level 1	Level 2	Level 3	Total

Mutual funds:

Money market fund	$1,204,180	$—	$—	$1,204,180
Fixed income funds	361,959	—	—	361,959
Large cap funds	797,934	—	—	797,934
Mid cap funds	707,790	—	—	707,790
Small cap funds	242,802	—	—	242,802
Foreign funds	184,943	—	—	184,943
Lifecycle funds	387,085	—	—	387,085

Total Mutual funds	$3,886,693	$—	$—	$3,886,693

Corporate stock:

DCB Financial Corp stock	412,507	—	—	412,507
DCB Financial Corp cash	1,374	—	—	1,374

Total Corporate stock	$413,881	$—	$—	$413,881

Participant loans:

Loan fund	—	—	175,195	175,195

Total Participant loans	—	—	175,195	175,195

Total assets at fair value	$4,300,574	$—	$175,195	$4,475,769

THE DELAWARE COUNTY BANK & TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2009 and 2008
Assets at Fair Value as of December 31, 2008

	Fair Value Measurements Using
		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
		Assets	Inputs	Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

DCB Financial Common Stocks	$538,664	$538,664	$—	$—

Mutual Funds	$2,916,061	$2,916,061	$—	$—

Loans to Participants	$141,040	$—	$—	$141,040

	$3,595,765	$3,454,725	$—	$141,040

The table below sets forth a summary of changes in the fair value of the Plan’s Level 3 assets for the year ended December 31, 2009 and 2008:

	2009	2008

Balance, beginning of year	$141,040	$166,914
Loan proceeds, net of repayments	34,155	(25,874)

Balance, end of year	$175,195	$141,040

The following table presents investments at fair value that represent 5% or more of the Plan’s net assets:

	2009	2008

Federated Automated Cash	$1,204,180	$1,099,120
Davis NY Venture	261,482	204,255
American Beacon Lg Cap Value	375,172	285,812
T. Rowe Price Retirement 2030	316,535	209,791
Columbia Acorn Z Mid Cap Growth	508,559	372,763
Metropolitan West Total Ret Bd	313,645	202,398
DCB Financial Corp, common stock	412,507	538,664

THE DELAWARE COUNTY BANK & TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2009 and 2008
The Plan’s investments (including investments bought, sold, as well as held during the year) appreciated by $443,776 as detailed below:

2009

Common stock	$(135,538)
Mutual funds	571,921

$436,383

During 2009, the Plan earned $56,039 of dividend and interest income.
NOTE 5 — PARTY-IN-INTEREST TRANSACTIONS
Parties-in-interest are defined under Department of Labor (DOL) Regulations as any fiduciary of the plan, any party rendering services to the Plan, the Company, and certain others. The Delaware County Bank & Trust Company serves as the Plan trustee and is the custodian of the Plan assets. Transactions during the year with parties-in-interest included investment in the DCB Financial Corp. common stock and contributions made by the Company. At December 31, 2009, the Plan owned 61,568 shares of DCB Financial Corp. common stock, valued at $6.70 per share for a total fair value of $412,507 and 1,374 shares of DCBF stock liquidity fund valued at $1 per share. DCB Financial Corp is deemed a party in interest. At December 31, 2008, the Plan owned 60,866 shares of DCB Financial Corp. common stock, valued at $8.85 per share for a total fair value of $538,664 and 118 shares of DCBF stock liquidity fund valued at $1 per share. Expenses incurred in the administration of the Plan by the Trustee are paid by the Company on behalf of the Plan.
(Continued)

THE DELAWARE COUNTY BANK & TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2009 and 2008
NOTE 6 — TAX STATUS
The Plan has adopted a prototype plan which received a favorable opinion letter from the Internal Revenue Service on March 31, 2008 which stated that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code. The Plan Sponsor believes the Plan, as amended and restated, is operated in compliance with the applicable requirements of the Internal Revenue Code and, therefore, believes that the Plan is qualified and the related trust is tax-exempt.
NOTE 7 — RISKS AND UNCERTAINTIES
The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the statement of net assets available for benefits.

SUPPLEMENTAL INFORMATION

THE DELAWARE COUNTY BANK & TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
SCHEDULE H, LINE 4i — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2009
Name of plan sponsor: THE DELAWARE COUNTY BANK & TRUST COMPANY
Employer identification number: 31-4376006
Three-digit plan number: 002

		(c)
		Description of
		Investment including
	(b)	Maturity Date, Rate of		(e)
	Identity of Issue	Interest, Collateral, Par	(d)	Current
(a)	or Borrower	or Maturity Value	Cost	Value

	American Beacon	American Beacon Lge Cap Value Investment in 22,848 shares of a registered investment company	@	$375,172

	Federated	Federated Automated Cash Investment in 1,204,180 shares of a registered investment company	@	1,204,180

	Columbia Acorn	Columbia Acorn Z Mid Cap Growth Investment in 20,606 shares of a registered investment company	@	508,559

	CRM	CRM Mid Cap Value Investment in 426 shares of a registered investment company	@	10,187

	Columbia	Columbia Small Cap Val I Z Investment in 480 shares of a registered investment company	@	18,143

	Manning & Napier	Manning & Napier World Import Investment in 22,776 shares of a registered investment company	@	184,943

	Keeley	Keeley Small Cap Value Investment in 10,512 shares of a registered investment company	@	208,344

*	Denotes parties-in-interest to the Plan.

@	Participant-directed investment. Cost basis disclosure not required.
(Continued)

THE DELAWARE COUNTY BANK & TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
SCHEDULE H, LINE 4i — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2009
Name of plan sponsor: THE DELAWARE COUNTY BANK & TRUST COMPANY
Employer identification number: 31-4376006
Three-digit plan number: 002

		(c)
		Description of
		Investment including
	(b)	Maturity Date, Rate of		(e)
	Identity of Issue	Interest Collateral, Par	(d)	Current
(a)	or Borrower	or Maturity Value	Cost	Value

	Metropolitan West	Metropolitan West Total Ret Bd Investment in 31,681 shares of a registered investment company	@	313,645

	Columbia	Columbia Mid Cap Value Investment in 8,231 shares of a registered investment company	@	91,205

	Davis NY Venture	Davis NY Venture Investment in 8,440 shares of a registered investment company	@	261,482

	T. Rowe Price	T. Rowe Price Retirement 2010 Investment in 790 shares of a registered investment company	@	10,985

	T. Rowe Price	T. Rowe Price Retirement 2020 Investment in 517 shares of a registered investment company	@	7,513

	T. Rowe Price	T. Rowe Price Retirement 2030 Investment in 21,046 shares of a registered investment company	@	316,535

	T. Rowe Price	T. Rowe Price Retirement 2040 Investment in 3,379 shares of a registered investment company	@	50,928

*	Denotes parties-in-interest to the Plan.

@	Participant-directed investment. Cost basis disclosure not required.
(Continued)

THE DELAWARE COUNTY BANK & TRUST COMPANY
EMPLOYEE 401(k) RETIREMENT PLAN
SCHEDULE H, LINE 4i — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2009
Name of plan sponsor: THE DELAWARE COUNTY BANK & TRUST COMPANY
Employer identification number: 31-4376006
Three-digit plan number: 002

		(c)
		Description of
		Investment including
	(b)	Maturity Date, Rate of		(e)
	Identity of Issue	Interest Collateral, Par	(d)	Current
(a)	or Borrower	or Maturity Value	Cost	Value

	T. Rowe Price	T. Rowe Price Retirement Income Investment in 92 shares of a Registered investment company	@	1,123

	American Funds	American Fds Growth Fd of America Investment in 5,949 shares of a registered investment company	@	161,280

	American Funds	American Fds American High Inc Investment in 4,554 shares of a registered investment company	@	48,315

	Royce Value Plus Service	Royce Value Plus Service Investment in 1,451 shares of a registered investment company	@	16,314

	Turner New Enterprise	Turner New Enterprise Investment in 15,506 shares of a registered investment company	@	97,840

*	DCB Financial Corp.	DCBF Stock Liquidity Fund Liquidity Fund Investment in 1,374 shares of a registered investment company	@	1,374

*	DCB Financial Corp.	DCB Financial Corp. Common Stock Investment in 61,568 shares of common stock	@	412,507

*	Participant Loans	Debt obligations of Plan participants with interest rates at 4.25%-9.25%	-0-	175,195

			Total	$4,475,769

*	Denotes parties-in-interest to the Plan.

@	Participant-directed investment. Cost basis disclosure not required.